UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2010

Healthmed Services Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-152439	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1250 Oakmead, #210, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 4285689

1905 South Eastern Avenue, Las Vegas, Nevada
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 1, 2010, Georgios Polyhronopoulos resigned as president, secretary, treasurer, chief financial officer and as a director of our company. As a result of the resignation of Mr. Polyhronopoulos, we appointed John Jan Popovic as president, secretary, treasurer, chief financial officer and as a director of our company.

Also, effective June 3, 2010, we appointed Natalie Bannister as chief executive officer of our company.

John Jan Popovic – President/Secretary/Treasurer/Chief Financial Officer/Director

John Jan Popovic is a web application developer, project manager and inventor of sport event co-ordination and scheduling WEB 2.0 system. His work consists of a wide variety of business applications, such as art and museum archives, and implementing web systems for travel agencies. Mr. Popovic’s company, FirstMuse, has a long-lasting relationship with fine art galleries and arts foundations in Rome, St Tropez and New York as well as with coordination of international art events.

After studying computer sciences and electronic engineering he lived and worked in Zagreb, Belgrade, Zurich, Vienna, Malta, London and St Tropez. He speaks English, German, Italian, and Croatian and has a good understanding of French and Spanish. This linguistic fluency is combined with practical knowledge gained through working in so many countries.

Natalie Bannister – Chief Executive Officer

Natalie Bannister, age 34, owns and operates Natalie Bannister Consulting, since October of 2002. Ms. Bannister has worked with various companies by assisting private companies in attaining a public listing and public companies seeking merger or acquisition.

From February 2003 to October 2004, Ms. Bannister was employed by Stifel, Nicolaus & Company. Her duties at Stifel, Nicolaus & Company included marketing of mutual funds and 529 College Savings Plans.

From October 2004 to January 2006, she was employed by Lincoln Financial Advisors to supervise the company’s financial advisors as Local Operations Leader. She facilitated all human resources, operations, and compliance for the branch.

From January 2007 to February 2008, Ms. Bannister was employed by Raymond James Financial Services to supervise the company’s financial advisors. Ms. Bannister was a General Sales Principal and Advisors Assistant for registered reps in the branch and handled all account communications, compliance, and operations for the branch.

From February 2009 to August 2009, Ms. Bannister was employed by Wells Fargo Advisors/PlumRhino Consulting to assist the company with compliance, surveillance, risk and control for Latin American Channel of financial advisors.

There have been no transactions between the Company and Ms. Bannister since the Company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHMED SERVICES LTD.

/s/ Natalie Bannister
Natalie Bannister
Chief Executive Officer

Date: June 07, 2010